UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

Great Wolf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin		53717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (608) 662-4700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 12, 2012, Great Wolf Resorts, Inc., a Delaware corporation (the “Company”), K-9 Holdings, Inc. (“Parent”), a Delaware corporation, and K-9 Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Shares”), at a price of $5.00 per share payable net to the seller in cash, without interest (the “Offer Price”) and subject to deduction for applicable withholding taxes. The Merger Agreement also contemplates that, following completion of the Tender Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), all remaining outstanding Common Shares not tendered in the Tender Offer (other than Common Shares owned by Parent, Merger Sub, the Company and any Common Shares held by stockholders who have properly perfected their statutory rights of appraisal pursuant to the applicable provisions of Section 262 of the Delaware General Corporation Law), will be cancelled and converted into the right to receive the Offer Price.

The Merger Agreement provides that Parent will cause Merger Sub to commence, and Merger Sub will commence, the Tender Offer no later than March 19, 2012. The initial expiration time of the Tender Offer will be 9:00 A.M., New York City Time, on the date that is 21 business days after commencement of the Tender Offer, and the Tender Offer may be extended under certain circumstances described in the Merger Agreement. In the Tender Offer, each Common Share accepted by Merger Sub in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price. Subject to the satisfaction or waiver of the conditions to the Tender Offer, Parent will cause Merger Sub to accept for payment, and Merger Sub will accept for payment, all Common Shares validly tendered and not validly withdrawn as soon as practicable following the Tender Offer’s expiration (the “Acceptance Time”).

Pursuant to the Merger Agreement, the Company agreed to convert all then outstanding stock unit awards issued prior to 2012 into restricted Common Shares which are subject to substantially identical conditions as were applicable to such stock unit awards prior to their conversion. These newly converted Restricted Shares (as defined below) will be treated like other Restricted Shares in the Tender Offer, as described below. Company stock unit awards granted in 2012 will automatically expire without consideration at the Effective Time.

Common Shares subject to vesting requirements (including those converted from stock unit awards, “Restricted Shares”) will be eligible for tender into the Tender Offer and, whether or not tendered, will become fully vested upon the Acceptance Time. Each Restricted Share tendered will, to the extent not withheld to satisfy tax withholding obligations, be treated the same as other Common Shares properly tendered and holders will receive the Offer Price (provided that payment of the Offer Price for Restricted Shares will be transmitted through the Company’s payroll system, subject to applicable income and employment withholding rather than directly from the paying agent in the Tender Offer). Restricted Shares not tendered into the Tender Offer will become regular, fully vested Common Shares at the Acceptance Time, and, at the Effective Time will be cancelled and converted into the right to receive the same price per share as the Offer Price.

The Tender Offer is made only for Common Shares and is not made for any options to purchase Common Shares or stock unit grants. However, Common Shares received upon exercise of vested Options and Restricted Shares received upon conversion of stock unit awards may be tendered in the Tender Offer. Effective upon the Acceptance Time, all Options will automatically vest and become exercisable. Each Option outstanding at the Effective Time will be cancelled for no consideration.

The obligation of Merger Sub to accept for payment and pay for all Common Shares and Restricted Shares validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement. Merger Sub’s obligation to accept for payment and pay for all Common Shares validly tendered pursuant to the Tender Offer is subject to the condition that the number of Common Shares validly tendered and not validly withdrawn represents at least a majority of the total number of Common Shares outstanding on a fully-diluted basis on the date of purchase (the “Minimum Condition”). In addition to the Minimum Condition, consummation of the Tender Offer is also subject to various other conditions, including (i) the absence of certain legal restraints to consummate the transactions contemplated by the Merger Agreement, (ii) the absence of certain material adverse effects, (iii) unless the COC Amendment (as defined below) has been obtained, that the Change of Control Offer (as defined below) is not prohibited by law from being consummated at the same time as the Tender Offer and the 30 day period required for the Change of Control Offer has expired; provided, that such condition automatically terminates five business days prior to the Termination Date (as defined in the Merger Agreement) and (iv) certain other customary conditions. The closing of the Merger is subject to certain conditions specified in the Merger Agreement, including approval of the Merger by the Company’s stockholders, if required.

The Company has also granted to Parent and Merger Sub an irrevocable option, which Parent or Merger Sub will, in certain circumstances, be required to exercise after completion of the Tender Offer, to purchase a number of newly-issued Common Shares at the Offer Price which, when added to the Common Shares already owned by Parent and Merger Sub following completion of the Tender Offer, will constitute more than 90% of the Common Shares then outstanding entitled to vote on the Merger on a fully diluted basis.

The Merger Agreement contains certain termination rights by the Company and Parent including, among others, by the Company, in the event that the Company enters into a Superior Proposal (as defined in the Merger Agreement), and by Parent, in the event that (i) Parent has not received the COC Amendment, (ii) the Forward Purchase Commitment (as defined below) has been terminated or the Forward Purchasers (as defined below) have indicated in writing their intention not to consummate their obligations under such commitment with respect to the Change of Control Offer or Parent is not able to obtain the Forward Purchase Commitment promptly following the Acceptance Time and (iii) Parent has not breached its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach would entitle the Company to terminate the Merger Agreement (the “Forward Purchase Termination”). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a Superior Proposal by the Company, the Company may be required to pay Parent a termination fee equal to $5.3 million plus expense reimbursement up to $1.7 million. Additionally, upon a termination of the Merger Agreement under certain other specified circumstances, including if the Acceptance Time has not occurred prior to the Termination Date and Parent is not in material breach of the Merger Agreement, the Company will be required to reimburse Parent for expenses up to $1.7 million. In connection with the termination of the Merger Agreement by Parent with respect to a Forward Purchase Termination, Parent will be required to pay the Company a reverse termination fee equal to $15 million. Additionally, Parent may be required to pay the Company a reverse termination fee equal to $20 million if the Merger Agreement is terminated by the Company under certain other circumstances.

The Merger Agreement includes detailed representations, warranties and covenants of the Company, Parent and Merger Sub. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices and has agreed to certain other negative operating covenants.

The Company has also agreed not to solicit, initiate, knowingly facilitate or knowingly encourage any third party acquisition proposals for the Company and will not permit its Subsidiaries or any of their respective representatives to do so, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals, as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, the Company. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of the Company are qualified by information contained in the confidential disclosure schedules that the Company delivered in connection with signing the Merger Agreement as well as by information contained in certain of the Company’s public filings. Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Rights Agreement

Pursuant to the terms of the Merger Agreement, the Company was required to adopt a stockholder rights plan (such requirement, the “Stockholder Rights Plan Covenant”).

On March 12, 2012, the Company entered into a Rights Agreement (the “Rights Agreement”) with Registrar and Transfer Company, as rights agent (the “Rights Agent”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Common Shares and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.01 per share, if any, that may be issued pursuant to the exercise of rights issued under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K (the “Form 8-K”). All capitalized terms used in this Form 8-K and not otherwise defined will have the meanings given to them in the Rights Agreement.

Concord Amendment

On March 12, 2012, Great Wolf Lodge of the Carolinas, LLC (the “Concord Borrower”), an indirect wholly-owned subsidiary of the Company, entered into a First Amendment to Loan Agreement (the “Concord Amendment”) with Credit Agricole Corporate and Investment Bank (“CA-CIB”) and Deutsche Bank Trust Company Americas (“DB” and together with CA-CIB, the “Concord Lenders”), pursuant to which the Concord Borrower and the Concord Lenders have agreed to amend the Loan Agreement (the “Concord Loan Agreement”), dated as of July 15, 2011, between the Company, the Concord Borrower and the Concord Lenders.

Pursuant to the terms of the Concord Amendment, the Concord Lenders have consented to the Tender Offer and the Merger and have agreed to extend the maturity of the Concord Loan Agreement to December 31, 2016 and other modifications to the Concord Loan Agreement, in exchange for payment by the Concord Borrower of a fee equal to 2.25% of the outstanding principal balance of the Concord Loan Agreement, which is payable at the Acceptance Time, subject to certain conditions. The Concord Amendment will not be effective if the Tender Offer is not consummated on or prior to July 12, 2012. This summary of the principal terms of the Concord Amendment and the copy of the Concord Amendment filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Concord Amendment and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission.

Item 3.03.	Material Modifications to the Rights of Security Holders.

On March 12, 2012, the Board of Directors (the “Board”) of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share. The dividend is effective as of March 23, 2012 (the “Record Date”) with respect to the stockholders of record on that date. The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $5.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in the Rights Agreement.

Before the Distribution Date (as defined below), the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates (as defined below) will be distributed. Until the earlier to occur of (i) ten calendar days (or such later day as the Board may determine but no later than 20 calendar days) after a public announcement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement), or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or the first announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 12.5% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate (or, with respect to Common Shares that are uncertificated, by the book-entry account that evidences record ownership of such Common Shares). In general and subject to certain exceptions, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 12.5% or more of the outstanding Common Shares. One such exception is that neither Parent nor Merger Sub (or any of Parent or Merger Sub’s Affiliates or Associates) shall be or become an “Acquiring Person” by reason of, and the term “Acquiring Person” shall not include Parent or Merger Sub (or any Affiliates or Associates of Parent or Merger Sub) by reason of the execution, delivery or approval of any of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Transaction Agreements (as defined in the Rights Agreement). For purposes of the Rights Agreement, beneficial ownership of the Common Shares is generally determined consistent with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, which determines beneficial ownership of securities under the federal securities laws, except that derivative interests in the Common Shares, such as swap arrangements, regardless of whether such arrangements carry with them the right to control voting or disposition of the underlying securities, are also considered beneficial ownership of the underlying Common Shares for purposes of the Rights Agreement. The Rights Agreement carves out from the definition of “Beneficial Ownership” any party to any of the Merger Transaction Agreements shall be deemed to be the Beneficial Owner of any Common Shares held by any other party to any such Merger Transaction Agreement solely by virtue of the execution and delivery of any such Merger Transaction Agreement or any amendment thereof or the performance of such party’s rights and obligations under any such Merger Transaction Agreement or any such amendment.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on the Business Day immediately prior to the first anniversary of the date of the Rights Agreement or immediately prior to the earlier to occur of the Acceptance Time and the Effective Time (each as defined in the Merger Agreement) (the “Final Expiration Date”), unless amended or unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to anti-dilution adjustments from time to time. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (x) of $0.20 per share or (y) 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share, plus accrued and unpaid dividends and distributions thereon, whether or not declared, but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence at the time that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later), but in any event no earlier than the Distribution Date.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earliest of (i) the Distribution Date, or (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. However, the Merger Agreement contains certain limitations on the Company’s ability to redeem the Rights. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of affiliated persons of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by an Acquiring Person or its affiliate or associates that will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company with a value equal to such Common Shares, including fractions of a Preferred Share (or of a share of another class or series of the Company’s preferred stock), per Right.

The Rights Agreement and the terms of the Rights generally may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person or its affiliates or associates).

A copy of the Rights Agreement is attached as an exhibit hereto. A copy of the Rights Agreement is available free of charge from the Company. The summary description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, including the exhibits thereto and definitions contained therein, which is attached as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on March 13, 2012. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

Consent Solicitation

On March 13, 2012, the Company announced the commencement of the solicitation of consents (the “Consent Solicitation”) from the registered holders of its 10.875% First Mortgage Notes due 2017 (CUSIP No. 361990ABO) (the “Notes”) issued by GWR Operating Partnership, L.L.L.P and Great Wolf Finance, Corp. (the “Issuers”), for certain proposed amendments that would amend the definition of a “Change of Control” (the “COC Amendment”). The Issuers are also soliciting consents to effectuate certain other amendments to the indenture governing the Notes (the “Indenture”) along with the COC Amendment (the “COC Amendment and Covenant Amendment”) that would modify certain covenants to provide the Issuers additional flexibility under the terms of the Indenture.

Concurrently, with the commencement of the Consent Solicitation, K-9 Investors, L.P., which owns 100% of the outstanding equity interest of Parent, commenced an offer to purchase (the “Offer to Purchase”) any and all of the outstanding $230,000,000 aggregate principal amount of the Notes. This Offer to Purchase also constitutes a notice of a “Change of Control” under the indenture governing the Notes. If the holders of at least a majority of the aggregate principal amount of the outstanding Notes deliver valid and unrevoked consents to the COC Amendment and the Issuers execute a supplemental indenture effecting the proposed amendments, the Offer to Purchase will be terminated promptly after the supplemental indenture is effective and no Notes will be required to be purchased pursuant to the Offer to Purchase. A copy of the press release announcing the Consent Solicitation and the Offer to Purchase, and which describes the Consent Solicitation and the Offer to Purchase in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Press Releases

On March 13, 2012, the Company and Parent issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 13, 2012, the Company issued a press release announcing the adoption of the Rights Plan. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger among K-9 Holdings, Inc., K-9 Acquisition, Inc. and Great Wolf Resorts, Inc., dated as of March 12, 2012.*

3.1	Certification of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of the State Delaware on March 13, 2012.

4.1	Rights Agreement, dated as of March 12, 2012, between Great Wolf Resorts, Inc. and Registrar and Transfer Company as rights agent.

4.2	First Amendment to Loan Agreement, dated as of March 12, 2012, by and among Great Wolf Lodge of the Carolinas, LLC, Credit Agricole Corporate and Investment Bank and Deutsche Bank Trust Company Americas.

99.1	Press Release, issued March 13, 2012.

99.2	Press Release, issued March 13, 2012.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

Additional Information and Where to Find It

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced in connection with the proposed acquisition of the Company by affiliates of Apollo Global Management, LLC (“Apollo”), it is expected that Apollo will file a Schedule TO with the SEC and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Additionally, the Company and Apollo will file other relevant materials in connection with the proposed transaction contemplated by the Merger Agreement. INVESTORS AND STOCKHOLDERS OF GREAT WOLF ARE ADVISED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND PROPOSED MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents filed by the parties (when available) at the SEC’s Web site at www.sec.gov or at the Company’s Web site at corp.greatwolfresorts.com. The solicitation/recommendation statement and such other documents may also be obtained, when available, for free from the Company by directing such request to Investor Relations, 525 Junction Road, Ste. 6000 South Tower, Madison, WI 53717, telephone: (608) 662-4700.

Forward Looking Statements

The information contained in this filing that addresses future results or expectations is considered forward-looking information as defined in the federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on current beliefs, expectations and assumptions, a series of projections and estimates and involve risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include such factors as: whether a person or group acquires 12.5% or more of the Company’s outstanding common stock or commences a tender offer, whether the Company is acquired in a merger or other business combination transaction after a person has acquired 12.5% or more of the Company’s outstanding common stock and whether the Rights are redeemed by the Company. For additional information regarding these and other risk factors, please refer to the Company’s filings with the Securities Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and investors should not use the Company’s historical performance to anticipate results or future period trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

By:	/s/ James A. Calder

Name:	James A. Calder
Title:	Chief Financial Officer

Date: March 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among K-9 Holdings, Inc., K-9 Acquisition, Inc. and Great Wolf Resorts, Inc., dated as of March 12, 2012.*

3.1	Certification of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of the State Delaware on March 13, 2012.

4.1	Rights Agreement, dated as of March 12, 2012, between Great Wolf Resorts, Inc. and Registrar and Transfer Company as rights agent.

4.2	First Amendment to Loan Agreement, dated as of March 12, 2012 by and among Great Wolf Lodge of the Carolinas, LLC, Credit Agricole Corporate and Investment Bank and Deutsche Bank Trust Company Americas.

99.1	Press Release, issued March 13, 2012.

99.2	Press Release, issued March 13, 2012.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.